       As filed with the Securities and Exchange Commission on December 8, 1998
                                              Registration No. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                    ILOG S.A.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------
    REPUBLIC OF FRANCE                                          NONE
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      (STATE OR OTHER                                     (I.R.S. EMPLOYER
      JURISDICTION OF                                  IDENTIFICATION NUMBER)
     INCORPORATION OR
       ORGANIZATION)
                                9, RUE DE VERDUN
                             94253 GENTILLY, FRANCE
                               (33-1) 49 08 35 00
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------
                           THE 1996 STOCK OPTION PLAN
                           THE 1998 STOCK OPTION PLAN
              THE 1996 INTERNATIONAL EMPLOYEES STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)
                             ----------------------
                                STUART S. BAGSHAW
                                   ILOG, INC.
                               1901 LANDINGS DRIVE
                            MOUNTAIN VIEW, CA  94043
                                 (650) 390-9000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                   COPIES TO:
                             FRANCIS S. CURRIE, ESQ.
                           ANTON T. COMMISSARIS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                             ----------------------
                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM           PROPOSED
   TITLE OF EACH CLASS OF SECURITIES                                OFFERING PRICE PER      MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED              AMOUNT TO BE REGISTERED       SHARE (1)            OFFERING PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Ordinary shares, nominal value four
 French francs per share...............             2,074,172 (2)    $         8.79 (3)   $ 18,231,971.88  (4)    $       5,068.49
------------------------------------------------------------------------------------------------------------------------------------
 Ordinary shares, nominal value four
 French francs per share...............                25,828 (5)    $         9.81 (11)  $    253,372.68  (6)    $          70.44
------------------------------------------------------------------------------------------------------------------------------------
 Ordinary shares, nominal value four
 French francs per share...............               572,300 (7)    $         7.75 (3)   $  4,435,325.00  (8)    $       1,233.02
------------------------------------------------------------------------------------------------------------------------------------
 Ordinary shares, nominal value four
 French francs per share...............               427,700 (9)    $         9.81 (11)  $  4,195,737.00 (10)    $       1,166.41
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Ordinary shares, nominal value four
 French francs per share...............               200,000 (12)   $         9.81 (11)  $  1,962,000    (13)    $         545.44
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                              3,300,000        $        45.97       $ 29,078,406.56         $       8,083.80
------------------------------------------------------------------------------------------------------------------------------------

(1) Amounts represented on an as converted basis from French francs to U.S. dollars. The Noon Buying Rate for the French franc used for such conversion was 5.689 francs per U.S. dollar on November 30, 1998.
(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into subtotals. This subtotal represents the 2,074,172 shares issuable upon exercise of outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1996 Stock Option Plan.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.
(4) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in Note 2 above.
(5) This subtotal represents the 25,828 shares issuable upon exercise of options that have been reserved for issuance but have not been granted under the 1996 Stock Option Plan.
(6) Calculated in accordance with Rule 457(c) based upon the closing price of the Company's shares as reported on the Nasdaq National Market on December 1, 1998 because the price at which they may be exercised in the future is not currently determinable.
(7) This sub-total represents the 572,300 shares issuable upon exercise of outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1998 Stock Option Plan.
(8) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in Note 7 above.
(9) This sub-total represents the 427,700 shares issuable upon exercise of options that have been reserved for issuance but have not been granted under the 1998 Stock Option Plan.
(10) Calculated in accordance with Rule 457(c) based upon the closing price of the Company's shares as reported on the Nasdaq National Market on December 1, 1998 because the price at which they may be exercised in the future is not currently determinable.
(11) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Company's shares as reported on the Nasdaq National Market on December 1, 1998 because the price at which they may be exercised in the future is not currently determinable.
(12) This subtotal represents the 200,000 shares issuable under the 1996 International Employee Stock Purchase Plan.
(13) Calculated in accordance with Rule 457(c) based upon the closing price of the Company's shares as reported on the Nasdaq National Market on December 1, 1998 because the price at which they may be exercised in the future is not currently determinable.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     Item 3(a).

               The Company's Annual Report on Form 20-F for the fiscal year ended June 30, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 1, 1998.

     Item 3(b).

               The Company's Quarterly Report on Form 6-K filed pursuant to
Section 13(a) of the Exchange Act on November 9, 1998.

     Item 3(c).

               The description of Registrant's Ordinary Shares to be offered hereby contained in the Company's Registration Statement on Form F-1, as declared effective by the Commission on February 13, 1997, filed pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

               All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               French Law prohibits the Company from entering into indemnification agreements with its directors and officers providing for limitations on personal liability for damages and other costs and expenses that may be incurred by directors and officers arising out of or related to acts or omissions in such capacity. French Law also prohibits the STATUTS of the Company from providing for limitation of liability of a member of the Board of Directors. Generally, under French Law, directors and officers will not be held personally liable for decisions taken diligently and in the corporate interest of the Company.

               The Company has contracted with respect to each of its directors, officers and other members of senior management designated by the Board of Directors, for liability insurance against liabilities that may be incurred by such persons in their respective capacities, including liabilities that may be incurred under the U.S. federal and state securities laws, subject to certain limitations. The Company believes that entering into such agreements and maintaining appropriate liability insurance for its directors and officers will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

Item 8.        EXHIBITS.

               Exhibit
               Number              Document
               ----------------------------------------
                4.1(a)*     The 1996 Stock Option Plan
                4.1(b)      The 1998 Stock Option Plan
                4.1(c)*     The 1996 International Employee Stock Purchase Plan
                5.1         Opinion of Stibbe Simont Monahan Duhot & Giroux
               23.1         Consent of Independent Auditors
               23.2         Consent of Counsel (contained in Exhibit 5.1)
               24.1         Power of Attorney (see page II-4)

------------------------
*Incorporated by reference to exhibits 10.3, 10.4 and 10.5 filed with the Company's Registration Statement on Form F-1 (file No. 333-6322), which was declared effective on February 13, 1997.

Item 9.        UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, ILOG S.A., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gentilly, Republic of France, on this 7th day of December, 1998.

                                   ILOG S.A.


                                   By:  /s/ Pierre Haren
                                      ------------------------------------------
                                        President and Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Pierre Haren and Roger Friedberger, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                        TITLE                   DATE
--------------------------------------------------------------------------------

    /s/ Pierre Haren              Chairman, President and     December 7, 1998
 ------------------------------   Chief Executive Officer
           Pierre Haren

    /s/ Roger Friedberger         Chief Financial Officer     December 7, 1998
 ------------------------------
           Roger Friedberger

 ------------------------------   Chief Technology Officer    December __, 1998
           Patrick Albert

    /s/ Stuart Bagshaw            Chief Operating Officer     December 3, 1998
 ------------------------------
           Stuart Bagshaw

                                  Director and Technology     December __, 1998
 ------------------------------   Fellow
           Dr. Robert Bixby

    /s/ Todd Lowe                 Director and Executive      December 3, 1998
 ------------------------------   Vice President, CPLEX and
           Todd Lowe              ILOG Direct

            SIGNATURE                        TITLE                   DATE
--------------------------------------------------------------------------------

    /s/ Jean Pommier              Vice President, Worldwide   December 4, 1998
 ------------------------------   Professional Services
           Jean Pommier

    /s/ William Scull             Vice President of           December 7, 1998
 ------------------------------   Worldwide Marketing
           William Scull

    /s/ Edouard Efira             Executive Vice President,   December 3, 1998
 ------------------------------   International Strategic
           Edouard Efira          Alliances

                                  Director                    December __, 1998
 ------------------------------
           Pascal Brandys

                                  Director                    December __, 1998
 ------------------------------
           Philippe Claude

    /s/ Marc Fourier              Director                    December 7, 1998
 ------------------------------
           Marc Fourier

    /s/ Jean-Francois Abramatic   Director                    December 4, 1998
 ------------------------------
         Jean-Francois Abramatic

    /s/ Fredric Harman            Director                    December 7, 1998
 ------------------------------
           Fredric Harman

    /s/ Stuart Bagshaw            Authorized Representative   December 3, 1998
 ------------------------------   in the U.S.
           Stuart Bagshaw






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